Registration No. 333-129485

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLEGHENY TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	25-1792394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Address of principal executive offices)
ALLEGHENY TECHNOLOGIES INCORPORATED
2000 INCENTIVE PLAN
(Full title of the plan)
Jon D. Walton
Executive Vice President, Human Resources,
Chief Legal and Compliance Officer,
General Counsel and Corporate Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Name and address of agent for service)
(412) 934-2800
(Telephone number, including area code, of agent for service)

DEREGISTRATION
     This Post-Effective Amendment to the Registration Statement on Form S-8 (File No. 333-129485) (the “2000 Plan Registration Statement”) is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant’s 2000 Incentive Plan (the “2000 Plan”) with the Registrant’s 2007 Incentive Plan (the “2007 Plan”) and (ii) the Registrant has filed a new Registration Statement on Form S-8 on May 2, 2007 for the 2007 Plan (the “2007 Plan Registration Statement”). The 2007 Plan Registration Statement registers an aggregate of 2,500,000 shares of the Registrant’s common stock, par value $.10 per share (“Common Stock”). Of the aggregate shares of Common Stock being registered under the 2007 Plan Registration Statement, 1,422,111 shares of Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those shares previously registered under the 2000 Plan Registration Statement, but not issued or otherwise allocated to outstanding awards under the 2000 Plan (the “Unallocated Shares”). As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 2000 Plan after the effective date of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 2nd day of May, 2007.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ L. Patrick Hassey

L. Patrick Hassey Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ L. Patrick Hassey	Chairman, President, and Chief Executive Officer	May 2, 2007
L. Patrick Hassey	and Director (Principal Executive Officer)

/s/ Richard J. Harshman	Executive Vice President — Finance and Chief	May 2, 2007
Richard J. Harshman	Financial Officer (Principal Financial Officer)

/s/ Dale G. Reid	Vice President, Controller, Chief Accounting	May 2, 2007
Dale G. Reid	Officer and Treasurer (Principal Accounting Officer)

Signature	Capacity	Date

/s/ H. Kent Bowen	Director	May 2, 2007

H. Kent Bowen

/s/ Robert P. Bozzone	Director	May 2, 2007

Robert P. Bozzone

/s/ Diane C. Creel	Director	May 2, 2007

Diane C. Creel

/s/ James C. Diggs	Director	May 2, 2007

James C. Diggs

/s/ Michael J. Joyce	Director	May 2, 2007

Michael J. Joyce

/s/ W. Craig McClelland	Director	May 2, 2007

W. Craig McClelland

/s/ James E. Rohr	Director	May 2, 2007

James E. Rohr

/s/ Louis J. Thomas	Director	May 2, 2007

Louis J. Thomas

/s/ John D. Turner	Director	May 2, 2007

John D. Turner